                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      SILICON GRAPHICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                 [LOGO]
September 11, 1998

DEAR SILICON GRAPHICS STOCKHOLDER:

    You are cordially invited to attend the Annual Meeting of Stockholders of Silicon Graphics, Inc. to be held on Tuesday, October 27, 1998 at 2:00 p.m. in the Grand Peninsula Ballroom of the Hyatt Regency, San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94010.

    The Notice of Annual Meeting and Proxy Statement accompany this letter and provide an outline of the business to be conducted at the meeting. In addition to the matters to be voted on, there will be a report on the progress of the Company and an opportunity for stockholders to ask questions.

    We hope you will be able to join us. To ensure your representation at the meeting, we urge you to return the enclosed proxy promptly. Your vote is very important.

Sincerely,

/s/ RICHARD E. BELLUZZO
---------------------------------

RICHARD E. BELLUZZO
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             SILICON GRAPHICS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 27, 1998

                            ------------------------

TO THE STOCKHOLDERS OF SILICON GRAPHICS, INC.:

    The Annual Meeting of Stockholders of SILICON GRAPHICS, INC. will be held on Tuesday, October 27, 1998, at 2:00 p.m., local time, in the Grand Peninsula Ballroom of the Hyatt Regency, San Francisco Airport, 1333 Bayshore Highway, Burlingame, California, for the following purposes:

    1. To elect a Class III director of the Company to serve for a three-year term.

    2.  To approve the adoption of the Company's 1998 Employee Stock Purchase
       Plan.

    3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Proxy Statement accompanying this Notice describes these matters more fully.

    The close of business on September 11, 1998 is the record date for notice and voting.

    We invite all stockholders to attend the meeting in person. Even if you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope provided. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          /s/ WILLIAM M. KELLY
                                          ---------------------
                                          William M. Kelly

                                          SECRETARY

Mountain View, California

September 11, 1998

                             SILICON GRAPHICS, INC.

                                ----------------

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    Silicon Graphics, Inc. is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Tuesday, October 27, 1998, at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Grand Peninsula Ballroom of the Hyatt Regency, San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94010. The Company's principal offices are located at 2011 North Shoreline Boulevard, Mountain View, California 94043-1389 and its telephone number at that location is 650-960-1980.

    These proxy solicitation materials will be mailed on or about September 16, 1998 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    At the record date, there were issued and outstanding 186,062,597 shares of the Company's Common Stock, $0.001 par value, 17,500 shares of the Company's Series A Preferred Stock, $0.001 par value, and one share of the Company's Series E Preferred Stock, $0.001 par value. Each share of Common Stock is entitled to one vote; each share of Series A Preferred Stock is entitled to 80 votes; and the outstanding share of the Company's Series E Preferred Stock is entitled to 64,442 votes.

    As of September 1, 1998, the following persons were known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities:

                                                                                   NUMBER OF                  PERCENT
                                                                                    SHARES                   OF TOTAL
                                                                   CLASS OF       BENEFICIALLY   PERCENT      VOTING
                                                                  SECURITIES         OWNED      OF CLASS       POWER
                                                               -----------------  -----------  -----------  -----------
Trimark Financial Corporation(1) ............................    Common Stock      18,809,100        10.1%        10.0%
One First Canadian Place, Suite 5600
Toronto, Ontario M5X 1E5
The Capital Group Companies, Inc.(2) ........................    Common Stock      17,759,500         9.6%         9.5%
333 South Hope Street, 52nd Floor
Los Angeles, CA 90071
NKK U.S.A. Corporation ......................................      Series A            17,500       100.0        *
450 Park Avenue                                                 Preferred Stock
New York, NY 10022
Montreal Trust Company ......................................      Series E                 1       100.0        *
of Canada, as Trustee(3)                                        Preferred Stock
151 Front Street West, Suite 605
Toronto, Ontario M5J 2N1

------------------------

*   Less than 1%.

(1) As reported on a Schedule 13G/A dated February 17, 1998, these shares are beneficially owned by various entities and individuals associated with the Trimark family of mutual funds.

(2) As reported on a Schedule 13G/A dated July 9, 1998, these shares are beneficially owned by Capital Research and Management Company, an investment adviser owned by The Capital Group Companies, Inc.

(3) See "Voting and Solicitation" for a description of the Series E Preferred Stock.

REVOCABILITY OF PROXIES

    Any proxy given in response to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at its principal offices a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    The Company's certificate of incorporation provides for cumulative voting for the election of directors. Stockholders may allocate among one or more candidates the number of votes equal to the number of directors to be elected multiplied by the number of shares or equivalent shares of Common Stock held. However, no stockholder may cumulate votes unless prior to the voting the candidate's name has been placed in nomination and a stockholder has given notice at the meeting of the intention to cumulate votes.

    On all other matters, each share of Common Stock has one vote, each share of Series A Preferred Stock has 80 votes, and the Series E Preferred Stock has 64,442 votes. Except as otherwise required by law, the Series A and the Series E Preferred Stock vote with the Common Stock as one class.

    Montreal Trust Company of Canada holds the Series E Preferred Stock as trustee under a voting trust for the benefit of holders of Exchangeable Shares issued in connection with the Company's acquisition of Alias Research Inc. in June 1995. Each holder of Exchangeable Shares (other than the Company and its affiliates) will receive a proxy on which it can give Montreal Trust voting instructions for a number of Series E Preferred Stock votes equal to the number of Exchangeable Shares owned by that holder. Montreal Trust will only cast votes for which it receives instructions.

    The Company will pay the cost of soliciting proxies. The Company will pay Georgeson & Company Inc., a proxy solicitation firm, a fee expected not to exceed $9,000 for its services in the solicitation of proxies from brokers, bank nominees and other institutional owners and will reimburse the firm for certain out-of-pocket expenses expected not to exceed an additional $26,000. The Company may also reimburse intermediaries for their expenses in forwarding solicitation materials to beneficial owners. The Company's directors, officers and employees may also solicit proxies, without additional compensation.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The quorum required for the transaction of business at the Annual Meeting is a majority of the shares or equivalent shares of Common Stock outstanding on the record date. All shares voted, whether "For" or "Against" or abstentions, will count for purposes of establishing a quorum and, except as described below, for determining the number of votes cast with respect to a matter.

    In the absence of controlling precedent to the contrary, the Company intends not to consider broker non-votes in determining whether the requisite majority of votes cast has been obtained with respect to a particular matter.

INTERNET OR TELEPHONE VOTING

    FOR SHARES DIRECTLY REGISTERED IN THE NAME OF THE STOCKHOLDER. Stockholders with shares registered directly with Boston Equiserve, the Company's transfer agent, may vote by telephone by calling 888-807-7699 or may vote on the Internet at the following address on the World Wide Web: http://www.equiserve.com/proxy.

    FOR SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK. A number of brokerage firms and banks are participating in a program for shares held in "street name" that offers telephone and Internet voting options. This program is different from the program provided by Boston Equiserve for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in this program, you may vote those shares by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or bank participating in the street name program, you already have been offered the opportunity to elect to vote using the Internet. Votes submitted via the Internet through the street name program must be received by midnight (Eastern Time) on October 26, 1998. The giving of such a proxy will not affect your right to vote in person should you decide to attend the annual meeting.

    The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. The Company has been advised by counsel that the telephone and Internet voting procedures that have been made available through Boston Equiserve are consistent with the requirements of applicable law. Stockholders voting via the Internet through either of these programs should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting must be received by the Company no later than May 19, 1999.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

DIRECTORS AND NOMINEE FOR DIRECTOR

    The Company's Board of Directors currently consists of nine persons, divided into three classes serving staggered terms of office. Following the Annual Meeting, at which one Class III director is to be elected, the Board will be comprised of seven persons, three directors in Class I, three in Class II and one in Class III. Allen Jacobson and James Treybig, currently Class III directors, will not stand for re-election when their terms expire on October 27, 1998. The Board has adopted an amendment to the bylaws to reduce the number of directors from nine to seven effective on the expiration of Mr. Jacobson's and Mr. Treybig's term. Each director elected at the 1998 Annual Meeting of Stockholders will serve until his or her term expires at the Annual Meeting of Stockholders in 2001, or until his or her successor has been duly elected and qualified.

    Unless otherwise instructed, the proxy holders will vote for the nominee named below. Mr. Belluzzo was appointed as a director by the Board effective January 22, 1998. In the unexpected event that Mr. Belluzzo becomes unavailable or declines to serve, the proxy holders will vote the proxies in their discretion for any nominee designated by the Board to fill the vacancy. If additional persons are nominated, the proxy holders intend to cumulate their votes if necessary to elect Mr. Belluzzo.

                                                                                                                  DIRECTOR
NAME                                       AGE                         PRINCIPAL OCCUPATION                         SINCE
-------------------------------------      ---      -----------------------------------------------------------  -----------
NOMINEE FOR CLASS III DIRECTOR
Richard E. Belluzzo..................          44   Chairman and Chief Executive Officer, Silicon Graphics,            1998
                                                      Inc.
CONTINUING CLASS I DIRECTORS
C. Richard Kramlich..................          63   General Partner, New Enterprise Associates (a venture              1984
                                                      capital firm)
Lucille Shapiro, Ph.D................          58   Professor of Developmental Biology, Stanford University            1993
                                                      School of Medicine
Robert B. Shapiro....................          60   Chairman and Chief Executive Officer, Monsanto Company             1996
CONTINUING CLASS II DIRECTORS
Robert R. Bishop.....................          55   Chairman, Silicon Graphics World Trade Corporation                 1993
Robert A. Lutz.......................          66   Former President and Chief Operating Officer, Chrysler             1995
                                                      Corporation
James A. McDivitt....................          69   Former Senior Vice President, Government Operations and            1987
                                                      International, Rockwell International Corporation

    Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among directors or executive officers of the Company.

    Mr. Belluzzo was appointed Chairman and Chief Executive Officer of the Company in January 1998. Prior to that, he was employed by the Hewlett-Packard Company for twenty-two years, serving since 1995 as Executive Vice President and General Manager of the computer organization. From 1993 to 1995, Mr. Belluzzo was General Manager of the Computer Products Organization and he served as General Manager of the InkJet Products Group from 1991 to 1993. He was elected a Vice President in 1992 and a Senior Vice President in January 1995. He also serves as a director of Imation Corp.

    Mr. Bishop became the Chairman of the Board of Silicon Graphics World Trade Corporation in July 1995. Prior to July 1995, Mr. Bishop served as President of Silicon Graphics World Trade Corporation, a position he had held since July 1986.

    Mr. Kramlich is also a director of Ascend Communications, Chalone Inc., Com21, Inc., Lumisys, Inc., and SyQuest Technology, Inc.

    Mr. Lutz was the Vice Chairman of Chrysler Corporation from 1997 until his retirement in 1998. From 1991 to 1997, he was President of Chrysler and also served as its Chief Operating Officer and a member of the Office of the Chairman from 1993 to 1997. Mr. Lutz also serves as a director of ASCOM Holdings AG and Northrop Grumman.

    Mr. McDivitt was Senior Vice President, Government Operations and International, of Rockwell International Corporation until his retirement in April 1995. Mr. McDivitt also served as a director of Octel Communications Corp. until its acquisition by Lucent Technologies, Inc. in 1997.

    Dr. Shapiro is also a director of SmithKline Beecham plc.

    Mr. Shapiro has been the Chairman, President and Chief Executive Officer of Monsanto Company since April 1995, having previously served as its President and Chief Operating Officer since 1993. He also served as Executive Vice President and Advisory Director, Monsanto Company, and President, The Agricultural Group of Monsanto Company between 1990 and 1993. In addition to serving as a director of Monsanto Company, Mr. Shapiro is a director of Citicorp.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held eleven meetings during fiscal 1998. The Board has an Audit Committee and a Compensation and Human Resources Committee, which also performs the functions of a nominating committee.

    The Audit Committee consists of three non-employee directors. During fiscal 1998, the members of the Audit Committee were Mr. Jacobson (chair), Mr. Lutz and Dr. Shapiro, and the Committee held seven meetings. It recommends engagement of, and approves the services performed by, the Company's independent auditors. The Committee also is responsible for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation and Human Resources Committee consists of three non-employee directors. During fiscal 1998, the members of the Compensation and Human Resources Committee were Mr. Kramlich (chair), Mr. Shapiro and Mr. Treybig and the Committee held six meetings. The Committee's responsibilities include approving compensation arrangements for senior executives, and recommending such arrangements to the Board for the chief executive officer; administering the Company's stock incentive plans; approving employee stock option grants; identifying and evaluating candidates to fill vacancies on the Board and making recommendations regarding the size and composition of the Board. Candidates for director suggested by stockholders will be considered by the Committee. Such suggestions should include the candidate's name and qualifications and may be submitted in writing to the Corporate Secretary, Silicon Graphics, Inc., 2011 North Shoreline Boulevard, Mountain View, CA 94043-1389.

    No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board on which he or she served during fiscal 1998, except for Mr. Shapiro, who attended eight of the eleven Board meetings and three of the six Compensation and Human Resources Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation and Human Resources Committee during fiscal 1998 were Mr. Kramlich, Mr. Shapiro and Mr. Treybig. No interlocking relationship exists between the Company's Board of Directors or Compensation and Human Resources Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

DIRECTOR COMPENSATION

    Employee directors are not compensated for their service on the Board of Directors.

    Each non-employee director receives a fee of $5,000 per quarter and $1,000 for each Board and committee meeting attended. The chair of each committee receives an additional $1,000 for each committee meeting attended.

    Under the Directors' Stock Option Plan, each non-employee director is automatically granted an option to purchase 30,000 shares of Common Stock on the date on which he or she first becomes a director. In addition, on the date of the annual stockholders meeting in each year, each non-employee director receives an option to purchase an additional 10,000 shares of Common Stock. On October 29, 1997, each of the Company's non-employee directors was automatically granted an option to purchase 10,000 shares at an exercise price of $15.75 per share.

    All options under the directors' plan are granted at the fair market value of the Common Stock on the date of grant. Options become exercisable in installments on the first three anniversary dates following the date of grant, so long as the optionee remains a director.

    Under the Silicon Graphics Non-Qualified Deferred Compensation Plan, non-employee directors may elect in advance to defer all or a portion of their cash compensation. Directors that participate in the deferral plan may direct the investment of the assets in their deferral accounts among a variety of mutual funds or may make an irrevocable election to credit the deferred fees to a stock credit account based on the value of the Company's Common Stock. Directors may elect to receive payment of their deferred compensation in a lump sum or in annual installments not to exceed ten years, except in the case of amounts in the stock credit account, which are distributed in a lump sum based on the value of the Company's Common Stock at the time the director's service terminates.

    In April 1998, the Compensation and Human Resources Committee approved a $1,000 per diem reimbursement program for non-employee directors who perform services for the Company outside the scope of normal board duties at the specific request of the Chief Executive Officer. During fiscal 1998, Mr. McDivitt received $9,000 for a nine-day business trip he made to Japan and China on behalf of the Company.

                          PROPOSAL NO. 2--ADOPTION OF
                       1998 EMPLOYEE STOCK PURCHASE PLAN

    The Employee Stock Purchase Plan is designed to encourage stock ownership broadly among the Company's employees. Approximately 65% of employees worldwide participate in the Company's current plan. The Company believes that the Employee Stock Purchase Plan is a key component of its strategy to attract and retain skilled employees and quality management. The Board of Directors believes it is in the Company's best interests to adopt the 1998 Employee Stock Purchase Plan so that the Company may continue to provide eligible employees the opportunity to purchase the Company's Common Stock through payroll deductions, thereby aligning their individual financial interests more closely with those of the stockholders. With the demand for highly skilled employees at an all-time high, especially in the technology industries, management believes it is critical to the Company's success to maintain competitive employee compensation programs.

    The 1998 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in July 1998. No shares have been issued pursuant to the Purchase Plan. The Purchase Plan will replace the Company's existing Employee Stock Purchase Plan (the "Existing Plan") with respect to future offerings to employees. As of September 1, 1998, an aggregate of 2,556,986 shares were available for issuance under the Existing Plan. Based on present participation levels, the Company expects that it will issue all such available shares pursuant to current obligations under the Existing Plan within the next several months, and the Existing Plan will terminate when all such shares have been issued. The Purchase Plan is substantially identical to the Existing Plan except that the Purchase Plan shall initially have 4,000,000 shares of Common Stock reserved for issuance thereunder and the Purchase Plan shall include a Renewal Feature (as described below). During any period of overlap in the existence of the Existing Plan and the Purchase Plan, each employee will be restricted to participation in the plans only to the extent permitted under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

    For future issuances, the stockholders are being asked to approve the adoption of the Purchase Plan and the reservation of 4,000,000 shares thereunder, plus any shares available for issuance under the Existing Plan at the date of its termination, plus an annual increase (the "Renewal Feature") to be made as of the last day of each fiscal year through fiscal 2002 equal to 2% of: (i) the total number of shares of Common Stock outstanding on such date, plus (ii) any shares reacquired by the Company during the fiscal year ending on such date, subject to an aggregate maximum of 24,000,000 shares available for issuance under the Plan.

SUMMARY OF 1998 EMPLOYEE STOCK PURCHASE PLAN

    ADMINISTRATION. The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board (the "Administrator"). Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

    ELIGIBILITY. All persons who are employed by the Company on a given enrollment date and who are customarily employed by the Company for at least twenty hours per week and more than five months per calendar year are eligible to participate in the Purchase Plan. Participation in the Purchase Plan ends automatically on termination of employment with the Company. An eligible employee may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with the Company's payroll office prior to the applicable enrollment date.

    OFFERING AND EXERCISE PERIODS. The Purchase Plan is implemented by overlapping offering periods of 24 months each ("Offering Periods"). Offering Periods commence every six months, beginning on November 1, 1998, and consist of four purchase periods of six months each ("Purchase Periods"). The Board may change the duration of the Purchase Periods or the length or date of commencement of an Offering Period. If the fair market value of the Common Stock on any Exercise Date in an Offering Period is lower than the fair market value of the Common Stock on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

    GRANT OF OPTION; PURCHASE PRICE. On the first day of each Offering Period (the "Offering Date"), each eligible employee participating in the Purchase Plan is granted an option to purchase on the last day of each Exercise Period in such Offering Period (the "Exercise Date") a number of shares of Common Stock of the Company determined by dividing such employee's accumulated payroll deductions by the lower of: (i) 85% of the fair market value of one share of the Company's Common Stock on the Offering Date or (ii) 85% of the fair market value of one share of the Company's Common Stock on the applicable Exercise Date. Unless a participating employee withdraws from the Purchase Plan, his or her option is automatically exercised on each Exercise Date of the Offering Period; provided that in no event will an employee be permitted to purchase during an Offering Period a number of shares in excess of the number determined by dividing $40,000 by the fair market value of a share of the Company's Common Stock on the Offering Date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock for such date on the New York Stock Exchange.

    In addition, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after such subscription, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor will any employee be permitted to participate to the extent such employee could buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

    PAYROLL DEDUCTIONS. The purchase price for the shares is accumulated by payroll deductions during the Offering Period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the plan to include all base straight time gross earnings, payments for overtime, shift premium, bonuses and commissions (exclusive of incentive compensation, incentive payments and other compensation) for a given Offering Period. A participant may discontinue his or her participation in the Purchase Plan at any time during the Offering Period. Payroll deductions commence on the first payday following the Offering Date, and continue at the same rate with automatic enrollment in subsequent Offering Periods, unless sooner terminated by the participant.

    WITHDRAWAL; TERMINATION OF EMPLOYMENT. Employees may end their participation in an offering at any time during the Offering Period, and participation ends automatically on termination of employment with the Company or failure of the participant to remain in the continuous scheduled employment of the Company for at least 20 hours per week. Once a participant withdraws from a particular offering, that participant may not participate again in the same offering. A participant may withdraw all, but not less than all, of the payroll deductions credited to such participant's account by giving written notice to the Company.

    TRANSFERABILITY. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Purchase Plan), and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE. The shares reserved under the Purchase Plan, as well as the price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised, will be proportionately adjusted for any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. The Board may also, in the exercise of its sole discretion, adjust the number of shares of Common Stock available for issuance under the Purchase Plan as well as the purchase price per share for outstanding options in the event the Company effects a reorganization, recapitalization, rights offering or other increase or reduction of shares of outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

    In the event of the proposed dissolution or liquidation of the Company, the pending Offering Period will be shortened and a new Exercise Date will be set immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, the Purchase Plan provides that each option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor or purchaser corporation. If the successor or purchaser corporation refuses to assume or substitute for the outstanding options, the pending Offering Period will be shortened and a new Exercise Date will be set.

    AMENDMENT AND TERMINATION. The Board of Directors of the Company may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in the Purchase Plan, no termination can affect options previously granted, nor may any amendment make any change in any option already granted which adversely affects the rights of any participant. Shareholder approval may be required for certain amendments in order to comply with the federal securities or tax laws, or any other applicable law or regulation.

    Unless terminated sooner, the Purchase Plan will terminate 20 years from its effective date.

FEDERAL TAX INFORMATION

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, and (b) an amount equal to fifteen (15%) of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. Net capital gains on shares held between 12 and 18 months may be taxed at a maximum federal rate of 28%, while net capital gains on shares held for more than 18 months may be taxed at a maximum federal rate of 20%. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE PURCHASE PLAN

    Eligible employees participate in the Purchase Plan voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the Purchase Plan. Accordingly, future purchases under the Purchase Plan are not determinable at this time.

VOTE REQUIRED

    The affirmative votes of a majority of the votes cast will be required to approve the Board's adoption of the Purchase Plan.

RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ADOPTION OF THE PURCHASE PLAN.

                        PROPOSAL NO. 3--RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1999. In the event of a majority vote against approval, the Board will reconsider its selection, and in any event is entitled to change auditors at a later date. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended June 30, 1982. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement, and to be available to respond to appropriate questions.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1999.

                               OTHER INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of September 1, 1998 by each director or nominee director, by each of the current and former executive officers named in the table under "Executive Officer Compensation" below, and by all such persons and all current executive officers as a group:

                                                    NUMBER OF SHARES    PERCENT OF      PERCENT OF
                                                      BENEFICIALLY        COMMON       TOTAL VOTING
NAME                                                    OWNED(1)           STOCK           POWER
--------------------------------------------------  -----------------  -------------  ---------------
Richard E. Belluzzo...............................         540,000           *               *
Robert R. Bishop..................................       3,771,144             2.0%            2.0%
Allen F. Jacobson.................................          78,734           *               *
C. Richard Kramlich...............................          70,114           *               *
Robert A. Lutz....................................          80,134           *               *
Edward R. McCracken...............................       1,728,233           *               *
James A. McDivitt.................................         201,738           *               *
Lucille Shapiro, Ph.D.............................          38,734           *               *
Robert B. Shapiro.................................          31,134           *               *
James G. Treybig..................................          76,734           *               *
Robert H. Ewald...................................         376,863           *               *
Steven J. Gomo....................................         107,000           *               *
William M. Kelly..................................         236,979           *               *
Keith H. Watson...................................          82,200           *               *
All executive officers and directors as a group
  (16 persons)....................................       7,851,893             4.1%            4.1%

------------------------

 *  Less than 1%.

(1) Unless otherwise indicated, the persons named have sole voting and investment power over the shares shown as being beneficially owned by them, subject to community property laws, where applicable. The table includes the following shares issuable on exercise of options that were exercisable on September 1, 1998, or within 60 days thereafter, and in the case of Messrs. Belluzzo, Gomo and Watson gives effect to vesting that would have occurred but for a ten-month delay in vesting applicable to options granted to new employees: Mr. Belluzzo, 540,000 shares; Mr. Bishop, 100 shares; Mr. Jacobson, 36,734 shares; Mr. Kramlich, 36,734 shares; Mr. Lutz, 30,134 shares; Mr. McCracken, 1,199,045 shares; Mr. McDivitt, 36,734 shares; Dr. L. Shapiro, 36,734 shares; Mr. R. Shapiro, 30,134 shares; Mr. Treybig, 36,734 shares; Mr. Ewald, 288,800 shares; Mr. Gomo, 32,000 shares; Mr. Kelly, 182,200 shares; Mr. Watson, 22,200 shares; and all directors and executive officers as a group, 2,894,502 shares.

                           REPORT OF THE COMPENSATION
                         AND HUMAN RESOURCES COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation and Human Resources Committee of the Board of Directors recommends, subject to the Board's approval, executive compensation and stock option grants to the Chief Executive Officer. The Committee administers the Company's stock incentive plans and approves stock option grants for all other employees. The Committee is currently composed of three independent, non-employee directors who have no interlocking relationships as defined by the SEC.

COMPENSATION PHILOSOPHY

    The Company operates in the highly competitive and rapidly changing high technology industry. The Committee seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment. The goals of the Company's compensation program are to align compensation with the Company's overall business objectives and performance, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to its long-term success.

MANAGEMENT TRANSITION

    The Company experienced a number of significant changes in its senior management team during fiscal 1998. In October 1997, Edward R. McCracken announced his intention to resign as Chairman and Chief Executive Officer of the Company. Mr. McCracken agreed at the request of the Board to continue to serve during the search for a successor. Gary Lauer, Executive Vice President of Worldwide Marketing and Sales, also resigned and Robert H. Ewald, Executive Vice President, Computer Systems Group, assumed the interim role of chief operating officer. The Board formed a search committee consisting of Mr. McDivitt (CHAIR), Mr. Kramlich and Dr. Shapiro, which engaged in a nationwide search culminating in the appointment of Richard E. Belluzzo as Chairman and Chief Executive Officer in January 1998. Since Mr. Belluzzo's appointment, Steven J. Gomo and Keith Watson have joined the Company as Senior Vice President, Finance and Chief Financial Officer and Executive Vice President, Worldwide Sales and Marketing, respectively, and Mr. Ewald has resigned.

    In managing through these changes the Board of Directors and the Committee sought to attract high quality new members to the management team, to provide appropriate incentives to retain the balance of the management team through an uncertain transition, and to secure the cooperation and interim leadership of departing members of the management team. With these goals in mind, the Committee determined it was appropriate to enter into retention arrangements with members of the existing management team, to make certain one-time payments to reflect, in the Committee's judgment, the amount necessary to attract new employees to the Company and to compensate them for amounts forfeited as a result of leaving their former employers. In addition, the Company made severance and other termination payments to departing executives. These arrangements are described under "Certain Transactions--Arrangements with Executive Officers."

    The Board of Directors and the Committee believe that these arrangements have generally had the desired effect, and that the Company has emerged from a difficult management transition positioned for long-term success.

EMPLOYEE STOCK OPTION EXCHANGE PROGRAM

    The Company has a broadly based employee stock option program intended to provide equity incentives to officers and employees. The Committee believes that these equity incentives are a significant factor in the Company's ability to attract, retain and motivate employees who are critical to the Company's long-term success.

    In the difficult environment in which the Company has operated in the past several years, the management and the Committee have been acutely aware of the employee retention problems caused by the disparity between the original exercise prices of the Company's outstanding stock options and the prevailing market prices for the Common Stock. The Committee has twice concluded that it was in the best interests of the Company to adjust the exercise prices of outstanding options as part of an option exchange program designed to provide meaningful equity incentives to its employees. In the first case, in April 1997, the Committee approved an exchange program under which approximately 13,554,514 outstanding options at above market prices were exchanged for approximately 10,157,554 options priced at $18.875, subject to new minimum two-year vesting provisions and with a 12 month blackout period for exercise. Senior executives of the Company were not eligible to participate in this program.

    In July 1998, with the Company under new leadership and with a new long-term growth strategy in place, the Committee again considered the retention implications of the outstanding stock options and approved a further exchange program under which outstanding options were exchanged for new options priced at $11.125, the fair market value of the Common Stock on July 31, 1998. Outstanding options priced at or below $12.875 were not eligible for the exchange. The new options are subject to new minimum two-year vesting provisions and with a six month blackout period for exercise. As in the case of the prior program, the Company's senior executives were not eligible to participate in the 1998 exchange program.

    In approving these programs, the Committee considered the impact of the exchanges on all of the Company's stockholders, including the potential dilution associated with the lower exercise prices. The Committee concluded that employee retention is such a fundamental strategic requirement that these programs are in the interests of the Company's shareholders.

    As of September 1, 1998, the Company had 33,651,040 shares reserved for issuance under outstanding employee options, and an additional 9,984,505 shares authorized for future grants. The Committee and the Board regularly review the plans and may authorize additional shares from time to time as the Company's business may require. The Board plans to submit to stockholder approval any plans under which options may be granted to executive officers and any plans where approval is required by law or securities exchange rule.

EXECUTIVE COMPENSATION COMPONENTS

    Compensation for the Company's executive officers generally consists of base salary and annual incentive plans, combined with restricted stock and stock option awards. The Committee assesses the past performance and anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

    SALARY. The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Committee with reference to several surveys of salaries paid to executives with similar responsibilities at comparable companies, primarily in the high technology industry. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

    ANNUAL INCENTIVE. The Committee annually reviews and approves an executive incentive plan. A target, expressed as a percentage of salary, is established for each officer, based on the scope of his or her responsibility. For fiscal 1998, the targets for executive officers ranged from 40% to 100% of salary. The actual payment amount is computed as a percentage of that target, based on the Company's performance in achieving specified objectives. For fiscal 1998 these objectives included the achievement by the Company of certain revenue growth, operating profit, customer satisfaction and other operating goals. No payments were made under the fiscal 1998 incentive plan.

    An additional fiscal 1998 bonus of up to 10% of salary also may be awarded in the discretion of the Chief Executive Officer to recognize the contributions and efforts of individual executive officers. Mr. Ewald and Mr. Kelly each received such a bonus, approved by Mr. Belluzzo and the Committee, to reflect their respective contributions as interim chief operating officer and head of finance and corporate operations during the management transition discussed above.

    STOCK OPTIONS AND RESTRICTED STOCK AWARDS. Stock option and restricted stock awards are designed to align the interests of executives with the long-term interests of the stockholders. The Committee approves option grants subject to vesting periods (usually 50 months) to retain executives and encourage sustained contributions. In July and November 1997, the Company granted options to executives subject to three or five-year cliff vesting, to be accelerated in installments if certain stock price appreciation targets are attained. The exercise price of most options is the market price on the date of grant. Restricted stock awards are also subject to vesting, based generally on the passage of time and in some instances subject to accelerated vesting if certain stock price appreciation targets are attained.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    As noted above, Mr. McCracken was Chief Executive Officer of the Company until his resignation effective January 22, 1998. Mr. McCracken's fiscal 1998 base salary prior to the October 1997 announcement of his intention to resign was $775,000, unchanged since January 1996. In July 1997, Mr. McCracken received a grant of 30,000 shares of restricted stock, subject to three-year cliff vesting to be accelerated in installments if certain stock price appreciation targets are attained. This restricted stock award was cancelled in June 1998 in connection with his resignation.

    In fiscal 1998, the Company made severance and bonus payments to Mr. McCracken in accordance with a negotiated separation agreement. These amounts are described under "Certain Transactions-- Arrangements with Executive Officers."

    In January 1998, Mr. Belluzzo joined the Company as Chairman and Chief Executive Officer at an initial base salary of $990,000. He received a $1,000,000 one-time bonus and was granted options to purchase 3,000,000 shares of Common Stock at an exercise price of $11.25, the fair market value on the date of grant. The options were granted under the 1993 Long-Term Incentive Stock Plan as to 2,000,000 shares, the maximum grant permitted under the terms of that Plan, and the remaining options were granted under the 1989 Amended and Restated Employee Benefit Stock Plan. Compensation expense incurred in the future in connection with the exercise of the option granted under the 1989 Plan will not be performance-based compensation under Section 162(m), as described below. The options vest over 50 months, with 20% vesting after 10 months and 2% per month thereafter.

    The Company also made Mr. Belluzzo a short-term loan, which has since been repaid, to facilitate the exercise of options of his former employer's stock, and purchased an annuity on his behalf pursuant to an employment agreement. These arrangements are described under "Certain Transactions--Arrangements with Executive Officers."

SECTION 162(M)

    The Company is subject to Section 162(m) of the U.S. Internal Revenue Code, adopted in 1993, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Committee considers the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs. The Company believes that any compensation expense incurred in connection with the exercise of stock options granted under its 1993 Long-Term Incentive Stock Plan will continue to be deductible as performance-based compensation.

                                          COMPENSATION AND HUMAN RESOURCES
                                          COMMITTEE

                                          C. Richard Kramlich, CHAIRMAN

                                          Robert B. Shapiro

                                          James G. Treybig

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and equity compensation for the three fiscal years ended June 30, 1998 for Richard E. Belluzzo, who became Chief Executive Officer in January 1998, Edward R. McCracken, the former Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company (determined at the end of fiscal 1998).

                                                                                               LONG TERM
                                                      ANNUAL COMPENSATION(1)                 COMPENSATION
                                              ---------------------------------------           AWARDS
                                                                             OTHER     -------------------------
                                   FISCAL                                   ANNUAL                   RESTRICTED    ALL OTHER
NAME AND PRINCIPAL POSITION(2)      YEAR       SALARY ($)    BONUS ($)    COMP ($)(3)  OPTIONS (#)  STOCK ($)(4)    COMP ($)
-------------------------------  -----------  ------------  ------------  -----------  -----------  ------------  ------------
Richard E. Belluzzo(5) ........        1998   $    426,462  $  1,000,000   $  45,567    3,000,000        --       $  1,250,000
Chairman and Chief Executive           1997        --            --           --           --            --
Officer                                1996        --            --           --           --            --

Edward R. McCracken(6) .               1998   $  1,098,802       --        $  32,385       --       $    731,220  $  5,300,000
Former Chairman and Chief              1997        775,000  $    203,438      31,059      200,000        --
Executive Officer                      1996        755,000       --           42,526      200,000        --

Keith H. Watson ...............        1998   $     90,340  $    850,000   $   3,740      185,000   $    813,690
Executive Vice President,              1997        --            --           --           --            --
Worldwide Sales and Marketing          1996        --            --           --           --            --

Steven J. Gomo ................        1998   $    138,462  $    750,000   $  38,954      200,000   $  1,068,675
Senior Vice President and Chief        1997        --            --           --           --            --
Financial Officer                      1996        --            --           --           --            --

Robert H. Ewald(7) ............        1998   $    573,750  $     58,000   $ 218,259      150,000        --       $  1,856,272
Executive Vice President,              1997        441,107       132,185      60,626      130,000   $    681,200
Computer Systems                       1996        --            --           --           --            --

William M. Kelly ..............        1998   $    457,945  $     46,000   $  19,969      100,000   $    633,724
Senior Vice President,                 1997        360,481        64,094      17,029      105,000        340,600
Corporate Operations                   1996        325,000        16,250      11,239       50,000        --

------------------------

(1) The Company has no pension, retirement, annuity or similar benefit plan.

(2) Mr. McCracken and Mr. Ewald resigned from the Company effective January 22, 1998 and June 30, 1998, respectively. Mr. Belluzzo, Mr. Gomo and Mr. Watson joined the Company as executive officers in January, February and April, 1998, respectively, and received the one-time bonuses on joining the Company shown in the bonus column. Mr. Gomo's bonus is subject to repayment on a prorated basis if he terminates his employment prior to February 2000.

(3) Other compensation generally includes relocation assistance and executive perquisites. Messrs. Belluzzo, Gomo and Ewald received relocation assistance to move to Northern California in the amounts of $38,730, $35,445 and $93,919, respectively. Mr. Ewald also received compensation in the form of a loan originally extended in connection with his relocation to California in 1997 which was forgivable in monthly installments during his employment. The aggregate amount of this forgiveness in fiscal 1998 was $83,333. See "Certain Transactions--Arrangements with Executive Officers."

(4) Values based on the closing market price of the Common Stock on the date of grant. The aggregate number of shares of restricted stock held at June 30, 1998 and the value of those shares based on the June 30, 1998 closing price of $12.125 per share was: Mr. McCracken, 30,000 shares, $363,720; Mr. Watson, 60,000 shares, $727,440; Mr. Gomo, 75,000 shares, $909,300; Mr.
    Ewald, 42,500 shares,

    $515,270; and Mr. Kelly, 44,750 shares, $542,549. These restricted stock awards vest in four annual installments, with the exception of Mr. Watson's restricted stock award which vests 25% on the first anniversary of the date of grant and the remainder on the second anniversary. In July 1997, Mr. McCracken and Mr. Kelly were granted restricted stock awards that vest in July 2000 or in earlier installments on the attainment of stock price appreciation targets.

(5) Other compensation consists of the purchase of an annuity for Mr. Belluzzo pursuant to an employment agreement. See "Certain Transactions--Arrangements with Executive Officers."

(6) Amounts in the salary and other compensation columns include bonus and severance payments pursuant to the separation agreement between Mr. McCracken and the Company. See "Certain Transactions--Arrangements with Executive Officers."

(7) Other compensation consists of severance payments to be paid through June 1999 pursuant to the retention agreements approved by the Board in November 1997 in connection with the Company's management transition, and the forgiveness of indebtedness to the Company in connection with the termination of Mr. Ewald's employment. See "Certain
    Transactions--Arrangements with Executive Officers."

OPTION GRANTS IN FISCAL 1998

    The following table provides details regarding all stock options granted to the named executive officers in fiscal 1998.

                                 INDIVIDUAL GRANTS(1)
---------------------------------------------------------------------------------------
                                                  % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                                     NUMBER OF      OPTIONS                                AT ASSUMED ANNUAL RATES
                                     SECURITIES   GRANTED TO                             OF STOCK PRICE APPRECIATION
                                     UNDERLYING    EMPLOYEES     EXERCISE                     FOR OPTION TERM(2)
                                      OPTIONS      IN FISCAL       PRICE     EXPIRATION  ----------------------------
NAME                                  GRANTED        YEAR        ($/SHARE)      DATE          5%             10%
-----------------------------------  ----------  -------------  -----------  ----------  -------------  -------------
Richard E. Belluzzo................   3,000,000         26.0%    $   11.25      1/22/08  $  21,225,194  $  53,788,808
Edward R. McCracken................           0       --            --           --           --             --
Keith H. Watson....................     185,000          1.6%       13.563      4/20/08      1,577,936      3,998,799
Steven J. Gomo.....................     200,000          1.7%        14.25      3/05/08      1,792,350      4,542,166
Robert H. Ewald....................     150,000          1.3%       12.875      9/30/99        185,467        378,867
William M. Kelly...................     100,000        *            12.875     11/13/07        809,702      2,051,943

------------------------

 *  Less than 1%.

(1) The options in this table were granted under the 1993 Long-Term Incentive Stock Plan and the 1989 Stock Incentive Program and have exercise prices equal to the fair market value on the date of grant. The options generally become exercisable at a rate of 2% per month over a period of fifty months and expire ten years from the date of grant. The options granted to Mr. Ewald and Mr. Kelly become exercisable on the fifth anniversary of the date of grant or earlier in installments if specified stock price appreciation targets are achieved. Mr. Ewald's options will cease vesting on June 30, 1999 and terminate ninety days thereafter in connection with the termination of his employment.

(2) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (up to 10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projection of the future Common Stock price. The Company believes that this method does not accurately illustrate the potential value of a stock option.

OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                    SHARES                   OPTIONS AT JUNE 30, 1998        JUNE 30, 1998(1)
                                   ACQUIRED       VALUE      -------------------------  ---------------------------
NAME                              ON EXERCISE    REALIZED    EXERCISABLE UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------------  -----------  ------------  ----------  -------------  ------------  -------------
Richard E. Belluzzo.............      --            --                0     3,000,000   $          0   $ 2,625,000
Edward R. McCracken.............      79,055   $  1,002,273   1,199,045             0      3,087,636             0
Keith H. Watson.................      --            --                0       185,000              0             0
Steven J. Gomo..................      --            --                0       200,000              0             0
Robert H. Ewald.................      --            --          267,200       307,800              0             0
William M. Kelly................      --            --          162,992       195,308              0             0

------------------------

(1) The amounts in this column reflect the difference between the closing market price of the Common Stock on June 30, 1998, which was $12.125, and the option exercise price. The actual value of unexercised options fluctuates with the market price of the Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC and the New York Stock Exchange, and to give the Company copies of these filings. Based on the written representations of its directors and officers and a review of the copies of such forms furnished to the Company during the fiscal year ended June 30, 1998, the Company believes that its officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements, with the exception of one late filing of a Form 4 by Mr. McDivitt reflecting the purchase of shares on the open market.

                              CERTAIN TRANSACTIONS

    NKK U.S.A. Corporation, a wholly-owned subsidiary of NKK Corporation, holds all of the Company's outstanding Series A Preferred Stock, which it purchased in 1990. The Series A Preferred Stock carries a 3% cumulative annual dividend and an aggregate liquidation preference of $17,500,000, and is convertible into Common Stock. NKK is a distributor and value-added reseller of the Company's products in Japan. The Company believes that the terms of its transactions with NKK are no more favorable to either party than would be available from an unaffiliated party.

ARRANGEMENTS WITH EXECUTIVE OFFICERS

    EMPLOYMENT CONTINUATION AGREEMENTS. The Company has entered into employment continuation agreements with its executive officers with the goal of encouraging the continued employment of key executives in the event of a potential change in control of the Company. Under the agreements, each executive officer (i) is entitled to a termination payment equal to two years of his or her compensation if employment with the Company is terminated within twenty-four months after such a change in control and (ii) is granted full vesting of options and restricted stock effective after such a change in control.

    MANAGEMENT RETENTION AGREEMENTS. In November 1997, in connection with Mr. McCracken's announcement of his intention to resign and the related management transition, the Company entered into retention agreements with certain senior executives, including Kenneth L. Coleman (Senior Vice President, Customer and Professional Services), Mr. Ewald and Mr. Kelly. Under the agreements, which terminate in December 1999, each executive officer is entitled to (i) a severance payment equal to two years of his or her compensation if employment with the Company is involuntarily terminated on or prior to December 31, 1998 or one year if terminated between December 31, 1998 and 1999 and (ii) continued vesting of options and restricted stock for one year following such termination. These agreements also include an agreement not to solicit the Company's employees to leave their employment for one year following the termination of his or her employment for any reason.

    EMPLOYMENT AGREEMENT WITH MR. BELLUZZO. In January 1998, the Company entered into an employment agreement with Mr. Belluzzo containing the following provisions:

    - The Company purchased for $1,250,000 an annuity for Mr. Belluzzo's benefit, in order to compensate him for long-term compensation arrangements foregone when he left his former employment.

    - The agreement established a target value of $10,000,000 for Mr. Belluzzo's equity position to be measured at specified times based on the vesting schedule of his initial option grant (or earlier in the event his employment terminated other than for cause or voluntary resignation) and provided for the Company to make a supplemental payment in the event of a shortfall. The agreement was amended at Mr. Belluzzo's request in April 1998 to eliminate this provision.

    - If Mr. Belluzzo's employment is involuntarily terminated prior to July 1, 2005, he will be entitled to twenty-four months of continued salary, a pro rated bonus for the fiscal year in which the termination occurs, and six months' additional vesting of his outstanding stock options or other equity-based compensation. These payments are conditioned on a non-competition and non-solicitation agreement. If Mr. Belluzzo's employment terminates due to permanent disability, Mr. Belluzzo (or his estate if he dies before the final payments are made) will be entitled under the agreement to two years' continued salary and any bonus earned before such termination.

    - The agreement also includes the employment continuation provisions that generally apply to the Company's executive officers in the event of a change in control of the Company.

    The Company also made Mr. Belluzzo a short-term loan in connection with the exercise of options to purchase his former employer's stock as described below under "Management Indebtedness."

    SEPARATION AGREEMENT WITH MR. MCCRACKEN. The Company and Mr. McCracken entered into an agreement pursuant to which Mr. McCracken agreed to continue to serve as Chairman and Chief Executive Officer of the Company until his successor was appointed and to make himself available to facilitate the management transition through June 1998. Mr. McCracken also agreed to abide by non-compete and non-hire provisions with respect to the Company's business, customers and employees and to make himself available as a consultant through June 1999. Under the agreement, Mr. McCracken received monthly compensation of $100,000 per month through June 1998 and will receive monthly payments of $10,000 per month from July 1998 to June 1999. Mr. McCracken also was paid a $3,250,000 severance payment under the agreement and was entitled to receive a bonus in an amount up to $2,800,000, of which $1,300,000 was deemed earned as of the time of the execution of the agreement. The remaining up to $1,500,000 was to be payable based upon an assessment by the Board of Mr. McCracken's contribution during the transition period to the attainment of the Company's strategic goals. In July 1998, the Board approved and paid Mr. McCracken a bonus of $750,000 under the agreement. The agreement also provided for Mr. McCracken's unvested stock options to become fully vested on the appointment of his successor and for such options to remain exercisable through the earlier of their normal term or July 1999. Mr. McCracken's restricted stock award was cancelled in June 1998. The Company recorded the full compensation expense associated with this agreement in fiscal 1998, including a $5,500,000 non-cash expense associated with the vesting of Mr. McCracken's stock options.

    SEPARATION AGREEMENT WITH MR. EWALD. The Company and Mr. Ewald entered into a separation agreement in connection with the termination of his employment effective June 30, 1998. As provided by the November 1997 retention agreement described above, Mr. Ewald will receive severance payments equal to $1,155,000 or two years base salary, payable in a lump sum of $577,500 with the balance to be paid in monthly installments through June 1999, and his outstanding stock options and restricted stock awards will continue to be outstanding and vest according to their terms through June 1999. In addition, the Company forgave $701,272 of Mr. Ewald's outstanding relocation loan described below and Mr. Ewald repaid the balance of $683,969 in July 1998.

    MANAGEMENT INDEBTEDNESS. The Company loaned Mr. Belluzzo $3,400,000 at an interest rate of 6% in January 1998 to facilitate the exercise of options to purchase his former employer's stock. The loan was repaid in March 1998. The largest amount of indebtedness outstanding on this loan during fiscal 1998 was $3,424,033.

    The Company loaned Mr. Ewald $806,250 at an interest rate of 7.4% and $1,000,000 interest-free (the "Forgiveable Loan") in October 1997 for the purchase of real property for the construction of a primary residence and agreed to pay him a housing allowance of $8,333 per month for 60 months from the date of the loans. The loans were secured by a second mortgage and Mr. Ewald's options to purchase Common Stock. During the term of Mr. Ewald's employment, the Forgiveable Loan was forgiven in monthly installments of $16,667. In April 1998, the loans were repaid in connection with the purchase of a primary residence and a new loan was extended in the amount of $1,351,500 at an interest rate of 7.19%. This loan was repaid in part and the balance was forgiven in July 1998 in connection with the termination of Mr. Ewald's employment as described above. Mr. Ewald also received an interim housing allowance of $6,850 per month from August 1997 to April 1998 to lease a temporary residence. The largest amount of indebtedness outstanding during fiscal 1998 was $1,835,915.

    The Company loaned Mr. Gomo $200,000 interest-free as a bridge loan for the purchase of a primary residence in July 1998. The loan is secured by a second mortgage on an investment property owned by Mr. Gomo and is due on the earlier of the sale of the investment property, July 1999 or the termination of Mr. Gomo's employment.

    The Company loaned Mr. Kelly $400,000 at an interest rate of 7.45% annually for residential improvements in July 1997. The loan is secured by a second mortgage and Mr. Kelly's options to purchase Common Stock and is due on the fifth anniversary, or earlier if Mr. Kelly leaves the Company's employ or sells the residence. Payments of principal are to be made in connection with the sale of shares of the Company's Common Stock. The largest amount of indebtedness outstanding on this loan during fiscal 1998 was $429,800.

    The Company loaned Mr. Watson $118,649 at an interest rate of 5.51% annually in April 1998 to facilitate the exercise of options to purchase stock of his former employer. The loan is due on or before December 31, 1998. The largest amount of indebtedness outstanding on this loan during fiscal 1998 was $119,921.

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

    In accordance with SEC rules, the Company is required to present a table showing a line-graph presentation comparing cumulative, five-year returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index for the broad equity index and the Hambrecht & Quist ("H&Q") Technology Index as an industry standard for the five fiscal year period commencing June 30, 1993 and ending June 30, 1998. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              SGI       S & P      H & Q
Jun-93           100        100        100
Jul-93       90.9699    99.4673    94.9022
Aug-93      106.0201   102.8922    99.9305
Sep-93      115.0502   101.8645   101.7027
Oct-93       116.388   103.8399   104.4744
Nov-93      117.0569   102.4993   105.7907
Dec-93      132.4415   103.5336   108.2687
Jan-94      137.1237   106.8985    114.639
Feb-94      127.7592   103.6868   115.9527
Mar-94       129.097    98.9435   109.1652
Apr-94      134.4482   100.0843    106.973
May-94       122.408   101.3251   107.5964
Jun-94      118.3947    98.6105   101.1824
Jul-94      126.4214   101.7158   104.9947
Aug-94      140.4682   105.5402   115.4813
Sep-94      137.7926    102.699   115.3499
Oct-94      162.5418   104.8432   123.4899
Nov-94      164.5485   100.7014   122.5883
Dec-94      166.7224   101.9399   125.3059
Jan-95      167.2241   104.4148    124.716
Feb-95      185.2843   108.1815    134.046
Mar-95      189.2977    111.138   139.3782
Apr-95      200.6689   114.2455   148.2136
May-95      208.0268   118.3939   152.5695
Jun-95      213.3779   120.9132    168.973
Jul-95      224.7492   124.7553   183.6017
Aug-95      226.0869   124.7153   187.0586
Sep-95      183.9465   129.7161   192.3418
Oct-95      177.2575     129.07    194.776
Nov-95      194.6488   134.3684   193.6375
Dec-95      147.8261   136.7123      187.7
Jan-96      151.1706   141.1715     191.86
Feb-96      133.7793   142.1504   199.1757
Mar-96      133.7793   143.2757    191.399
Apr-96      158.5284      145.2   212.2485
May-96      146.4883   148.5184    215.198
Jun-96      128.4281   148.8536   197.4305
Jul-96      139.1304   142.0438   179.2205
Aug-96      124.4147   144.7162   193.4268
Sep-96      117.7258   152.5559   214.1797
Oct-96       98.9967   156.5423    206.445
Nov-96      106.3545   168.0288   227.0627
Dec-96      136.4548   164.4152    225.682
Jan-97      146.4883   174.4967   245.1328
Feb-97       129.097    175.531   230.2826
Mar-97      104.3478    168.051   251.2764
Apr-97       79.5987   177.8661   247.5774
May-97      101.0034   188.2849   291.4119
Jun-97       80.2676   196.4664   293.1686
Jul-97      134.4482    211.815   339.0948
Aug-97      146.8227   199.6471   341.7429
Sep-97      140.4682    210.259   362.5718
Oct-97       78.5953     203.01   309.7731
Nov-97       70.2341   212.0614   312.5216
Dec-97       65.8863   215.3974   299.2685
Jan-98       82.2743   217.5838    316.795
Feb-98        80.602   232.9124   360.3591
Mar-98       74.5819   244.5453   360.1659
Apr-98       69.8997   246.7649   374.2794
May-98        64.214   242.1193    355.081
Jun-98        64.883    251.668   372.9244

* Assumes $100 invested on June 1, 1993 in the Company's Common Stock, the S&P 500 Stock Index and the H&Q Technology Index, with reinvestment of dividends.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company or Management may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ WILLIAM M. KELLY
                                          ---------------------
                                          William M. Kelly

                                          SECRETARY

Dated: September 11, 1998

                                                                      Appendix A

                             SILICON GRAPHICS, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN

    The following constitutes the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of Silicon Graphics, Inc.

    1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    2.  DEFINITIONS.

        (a) "Board" means the Board of Directors of the Company, or to the extent authorized by the Board, a Committee of the Board.

        (b) "Code" means the Internal Revenue Code of 1986, as amended.

        (c) "Common Stock" means the Common Stock, $0.001 par value, of the Company.

        (d) "Company" means Silicon Graphics, Inc. and Designated Subsidiaries of the Company.

        (e) "Compensation" means base pay, plus any amounts attributable to overtime, shift premium, incentive compensation, bonuses and commissions (exclusive of "spot bonuses" and any other such item specifically directed for all Employees by the Board or its committee).

        (f) "Designated Subsidiaries" means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

        (g) "Employee" means any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in a calendar year. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved in writing by the Company. Where the period of leave (other than a personal leave of absence) exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. In the case of a personal leave of absence, the employment relationship shall be deemed to have terminated on the commencement date.

        (h) "Enrollment Date" means the first Trading Day of each Offering
    Period.

        (i) "Exercise Date" means the last Trading Day of each Purchase Period.

        (j) "Fair Market Value" means, as of any date, the value of the Common Stock determined by the Board based on such factors as the Board determines relevant, provided however, that if there is a public market for the Common Stock the fair market value will be determined as follows:

           (1) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on or prior to the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

           (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on or prior to the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

        (k) "Offering Date" means the first day of each Offering Period of the Plan.

        (l) "Offering Period" means a period of twenty-four (24) months consisting of four six-month Purchase Periods during which options granted pursuant to the Plan may be exercised. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 of this Plan.

        (m) "Plan" means this 1998 Employee Stock Purchase Plan.

        (n) "Purchase Period" means the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.

        (o) "Purchase Price" means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

        (p) "Reserves" means the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

        (q) "Subsidiary" means any corporation, domestic or foreign, in which the Company or a Subsidiary owns, directly or indirectly, 50% or more of the voting shares, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        (r) "Trading Day" means a day on which national stock exchanges and the Nasdaq System are open for trading.

    3.  ELIGIBILITY.

        (a) GENERAL RULE. Any Employee who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

        (b) EXCEPTIONS. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if
    (i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) the rate of withholding under such option would permit the employee's rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval, if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

    5.  PARTICIPATION.

        (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the

    Company prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set for all eligible Employees with respect to such Offering Period. Unless otherwise determined by the Board, an eligible Employee may participate in only one Offering Period at a time.

        (b) Payroll deductions for a participant shall commence with the first payroll following the Enrollment Date (or as soon as administratively feasible) and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

    6.  PAYROLL DEDUCTIONS.

        (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during all subsequent Offering Periods at a rate not exceeding ten percent (10%), or such other rate as may be determined from time to time by the Board, of the Compensation which he or she would otherwise receive on such payday without regard to deferral elections, provided that the aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%), or such other percentage as may be determined from time to time by the Board, of the aggregate Compensation which he or she would otherwise have received during said Offering Period.

        (b) All payroll deductions authorized by a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

        (c) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may change the rate of his or her payroll deductions during an Offering Period by completing and filing with the Company a new authorization for payroll deduction. The Board may, in its discretion, limit the number of participation rate change in any Offering Period. The change in rate shall be effective as soon as administratively feasible following the Company's receipt of the new authorization. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

        (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of the Plan, a participant's payroll deductions may be automatically decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

        (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, which arise on the exercise of the option or the disposition of the common Stock. At any time the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

    7.  GRANT OF OPTION.

        (a) On each Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) a number of full shares of the Company's Common Stock arrived at by dividing such Employee's payroll deductions to be accumulated prior to such Exercise Date and retained in the Employee's account as of the Exercise Date by the applicable

    Purchase Price; provided that the maximum number of shares a participant may purchase during each Offering Period shall be determined by (i) dividing $40,000 by the Fair Market Valueof a share of the Company's Common Stock on the Offering Date or (ii) if less, by the "Maximum Cap" set for such Offering Period; and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The "Maximum Cap" for each Offering Period shall be the number of shares purchasable under the Plan during that Offering Period with the maximum payroll deductions permitted by Section 6(d), based on the Fair Market Value of the Common Stock at the beginning of the Offering Period. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 of the Plan, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

    8.  EXERCISE OF OPTION.

        (a) Unless a participant withdraws from the Offering Period as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

        (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

    9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the shares purchased upon exercise of his or her option to be electronically credited to the participant's designated brokerage account at one of the securities brokerage firms participating in the Company's direct deposit program from time to time. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the Exercise Date of each Offering Period which merely represents a fractional share shall be credited to the participant's account for the next subsequent Purchase Period or Offering Period; any additional cash shall be returned to said participant.

    10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

        (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company on a form provided for such purpose. All of the participant's payroll deductions credited to his or her account will be paid to the participant as soon as practicable after receipt of the notice of withdrawal,his or her option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

        (b) Upon a participant's ceasing to be an Employee for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions accumulated in his or her account during the Offering Period but not yet used to exercise the option will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under
    Section 14, and his or her option will be automatically canceled. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

    11. AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. To the extent permitted by any applicable laws, regulations or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering period immediately after the exercise of their option on such Exercise Date and automatically reenrolled in the immediately following Offering Period as of the first day thereof.

    12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

    13.  STOCK.

        (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of the Company's Common Stock which shall be reserved for sale under the Plan shall be an initial reservation of 4,000,000 shares, plus (i) an amount equal to any shares available for issuance under the Company's existing employee stock purchase plan at the date of its termination and (ii) an annual increase to be added as of the last day of each fiscal year through fiscal 2002 in an amount equal to two percent (2%) of the Issued Shares (as defined below) on such date or a lesser amount determined by the Board, up to a total aggregate number of shares reserved for sale under the Plan of 24,000,000 shares. "Issued Shares" shall mean the number of shares of Common Stock of the Company outstanding on such date plus any shares reacquired by the Company during the fiscal year that ends on such date. The shares to be sold to participants in the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares which would otherwise be subject to options granted pursuant to
    Section 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall similarly reduce the rate of payroll deductions if necessary and return any excess funds accumulated in each participant's account as soon as practicable after the affected Exercise Date of such Offering Period.

        (b) The participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.

        (c) Shares to be delivered to a participant under the Plan will be credited electronically to a brokerage account in the name of the participant at one of the brokerage firms participating from time to time in the Company's direct deposit program.

    14. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

    15.  DESIGNATION OF BENEFICIARY.

        (a) A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant's account under the Plan in the event of such participant's death at a time when cash or shares are held for his or her account.

        (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.

    16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

    17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    18. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, and will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

    19.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (under Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Company shall notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

        (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

    20.  AMENDMENT OR TERMINATION.

        (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination will affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

        (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes int he amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation and establish such other limitations or procedures as the Board or its committee determines in its sole discretion advisable which are consistent with the Plan.

        (c) In the even the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

           (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

           (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

           (iii) allocating shares.

        Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

    21. NOTICES. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Notices given by means of the Company's OnLine HR or similar system will be deemed to be written notices under the Plan.

    22. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and degree required under the Delaware General Corporate Law.

    23. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    24. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 22. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

                             SILICON GRAPHICS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                           OCTOBER 27, 1998 AT 2:00 P.M.

                                 HYATT REGENCY
                             SAN FRANCISCO AIRPORT
                             1333 BAYSHORE HIGHWAY
                              BURLINGAME, CA 94306
                                  650-347-1234

                                 DRIVING DIRECTIONS

FROM SAN FRANCISCO/SAN FRANCISCO AIRPORT

    Take Highway 101 South. Exit Millbrae Avenue to the east. Go over the overpass toward the Bay. Turn right at stoplight onto Old Bayshore Highway. Go through four (4) stoplights. The Hyatt Regency will be visible on the right side of the street.

FROM SAN JOSE

    Take Highway 101 North. Exit Broadway and stay to the right. Turn left at stoplight onto Old Bayshore Highway. Go through one (1) stoplight. The Hyatt Regency will be visible on the left side of the street.

FROM OAKLAND

    Take Highway 880 South (Nimitz Freeway). Exit Highway 92 West (San Mateo Bridge). Exit Highway 101 North, take the Broadway exit and stay to the right. Turn left at stoplight onto Old Bayshore Highway. Go through one (1) stoplight. The Hyatt Regency will be visible on the left side of the street.

                                                                      0561-PS-98

To Our Stockholders:

Recently, many of you elected to access our Annual Report and Proxy Statement in an electronic format on the World Wide Web instead of receiving the traditional paper copies.

The 1998 Silicon Graphics Annual Report and Proxy Statement are now available on our web site at http://www.sgi.com/company_info/investors/financial.html.

The PDF files on our web site can be viewed and printed using Adobe-Registered Trademark- Acrobat-Registered Trademark- Reader software.
If you do not have this software, it is available for free download at http://www.adobe.com. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.
 These costs must be borne by the stockholder. Please call Boston EquiServe at 800-730-6001 if you elected to receive the electronic version but have decided that you would like a paper copy mailed to you.

Please sign and return the proxy card below to ensure your representation at our annual meeting of stockholders to be held on October 27, 1998.

Thank you for your continued support.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              SILICON GRAPHICS, INC.

                       1998 ANNUAL MEETING OF STOCKHOLDERS




The undersigned stockholder of Silicon Graphics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 11, 1998, and hereby appoints Richard E. Belluzzo and William M. Kelly, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Silicon Graphics, Inc. to be held on October 27, 1998, at 2:00 p.m. local time, in the Grand Peninsula Ballroom of the Hyatt Regency, San Francisco Airport, 1333 Bayshore Highway, Burlingame, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of a director, FOR the approval of the adoption of the Company's 1998 Employee Stock Purchase Plan and the reservation of shares for issuance under the Plan, FOR ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

  VOTE VIA TELEPHONE OR THE INTERNET -- IT'S QUICK, EASY AND IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to 5 p.m., October 26, 1998. If you wish to change your address or notify the company that you plan to attend the meeting, please mark the boxes below and return your proxy by mail.

TELEPHONE VOTING:

- There is NO CHARGE for this call.
- On a Touch Tone Telephone call TOLL FREE 1-888-807-7699 24 hours per day - 7 days a week.

- You will be asked to enter the Control Number which is located above your name and address below.

-------------------------------------------------------------------------------
      OPTION #1: To vote AS THE BOARD OF DIRECTORS RECOMMENDS, press 1.
-------------------------------------------------------------------------------

       Your vote will be confirmed and cast as you directed. END OF CALL.

-------------------------------------------------------------------------------
      OPTION #2: If you choose to vote ON EACH PROPOSAL SEPARATELY, press 2. You will hear these instructions:
-------------------------------------------------------------------------------
PROPOSAL 1: To vote FOR the nominee, press 1; to WITHHOLD YOUR VOTE from the nominee, press 2.

PROPOSAL 2: To vote FOR, press 1; to vote AGAINST, press 2; to ABSTAIN, press 3.

PROPOSAL 3: To vote FOR, press 1; to vote AGAINST, press 2; to ABSTAIN, press 3.

Your vote will be confirmed and cast as you directed. END OF CALL.

INTERNET VOTING:

- As with all internet access, usage or server fees must be paid by the user. Visit our internet voting site at http://www.equiserve.com/proxy/and follow the instructions on your screen. These instructions are similar to those above for telephone voting.

-------------------------------------------------------------------------------
      If you vote via telephone or the internet, it is not necessary to return your proxy by mail. THANK YOU FOR VOTING.
-------------------------------------------------------------------------------


 [0561 - SILICON GRAPHICS, INC.] [FILE NAME:SII_94A.ELX][VERSION - 2][09/10/98]


                                  DETACH HERE
-------------------------------------------------------------------------------

[X]   Please mark votes as in this example.

      THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY
      DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF A DIRECTOR, FOR THE APPROVAL OF THE ADOPTION OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE UNDER THE PLAN AND FOR THE APPROVAL OF PROPOSAL 3 SET FORTH BELOW, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.    ELECTION OF DIRECTOR

      Nominee for Class III Director:  Richard E. Belluzzo

                           FOR                    WITHHELD
                           [__]                     [__]

2.    PROPOSAL TO APPROVE THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN.

       FOR               AGAINST                 ABSTAIN

      [__]                [__]                    [__]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 1999.

      FOR                AGAINST                ABSTAIN

      [__]                [__]                   [__]

      In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

      Signature: __________________ Date: __________________

      Signature  __________________ Date: __________________

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


[__]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

To Our Stockholders:

Recently, many of you elected to access our Annual Report and Proxy Statement in an electronic format on the World Wide Web instead of receiving the traditional paper copies.

The 1998 Silicon Graphics Annual Report and Proxy Statement are now available on our web site at http://www.sgi.com/company_info/investors/financial.html.

The PDF files on our web site can be viewed and printed using Adobe-Registered Trademark- Acrobat-Registered Trademark-
Reader software. If you do not have this software, it is available for free download at http://www.adobe.com. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. These costs must be borne by the stockholder. Please call Boston EquiServe at 800-730-6001 if you elected to receive the electronic version but have decided that you would like a paper copy mailed to you.

Please sign and return the proxy card below to ensure your representation at our annual meeting of stockholders to be held on October 27, 1998.

Thank you for your continued support.


                            INSTRUCTION TO TRUSTEE

                    SILICON GRAPHICS, INC. ANNUAL MEETING

TO:  MONTREAL TRUST COMPANY OF CANADA, AS TRUSTEE, C/O BOSTON EQUISERVE


      The undersigned holder of Exchangeable Non-Voting Shares of Silicon Graphics Limited hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 11, 1998 of Silicon Graphics, Inc. ("SGI"). I hereby direct you, as Trustee under the Voting Trust and Exchange Agreement relating to the Exchangeable Shares, to cast as I have indicated on the reverse side the number of Series E Preferred Stock votes (the "Directed Votes") that I am entitled as a holder of Exchangeable Shares to direct you to vote at the SGI 1998 Annual Meeting of Stockholders to be held on October 27, 1998 at 2:00 p.m. local time in the Grand Peninsula Ballroom of the Hyatt Regency, San Francisco Airport, 1333 Bayshore Highway, Burlingame, California, and at any adjournment(s) thereof. You may cast my Directed Votes in person or by proxy unless I have requested on the reverse side that you deliver a proxy for such votes to me or my specified representative. Unless I have so requested a proxy for my Directed Votes, you may vote according to your discretion (or that of your proxy holder) on any other matter that may properly come before the meeting.

This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of a director, FOR the approval of the adoption of the Company's 1998 Employee Stock Purchase Plan and the reservation of shares for issuance under the Plan, FOR ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

              CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]   Please mark votes as in this example.

      THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF A DIRECTOR, FOR THE APPROVAL OF THE ADOPTION OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE UNDER THE PLAN AND FOR THE APPROVAL OF PROPOSAL 3 SET FORTH BELOW, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.    ELECTION OF A DIRECTOR

      Nominee for Class III Director:  Richard E. Belluzzo

                FOR                          WITHHELD

               [__]                            [__]

2.    PROPOSAL TO APPROVE THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN.

                FOR           AGAINST         ABSTAIN

               [__]            [__]            [__]


3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 1999.

                FOR           AGAINST         ABSTAIN

               [__]            [__]            [__]

      In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

[__]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

[__]  Mark this box only to request a proxy for your Directed
      Votes. A proxy is necessary only if you wish to appear at the meeting in person to cast your Directed Votes or if you want to authorize a specific person other than the Trustee (or its proxy) to cast your Directed Votes. You must provide the name, mailing address and phone number of the person to be authorized to cast your Directed Votes, even if you are requesting the proxy for your own use. _____________________________________________________

(This Instruction to Trustee should be marked, dated and signed by the stockholder or his attorney authorized in writing, or, if the stockholder is a corporation, by any officer or attorney thereof duly authorized, and the corporate seal affixed.)

Signature: _______________________   Date: _______________________


Signature _______________________    Date: _______________________